Exhibit 10.4.1

LENSAR, INC.

2020 INCENTIVE AWARD PLAN

RESTRICTED STOCK GRANT NOTICE

Capitalized terms not specifically defined in this Restricted Stock Grant Notice (the “Grant Notice”) have the meanings given to them in the 2020 Incentive Award Plan (as amended from time to time, the “Plan”) of LENSAR, Inc. (the “Company”).

The Company has granted to the participant listed below (“Participant”) the shares of Restricted Stock described in this Grant Notice (the “Shares”), subject to the terms and conditions of the Plan and the Restricted Stock Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:

Grant Date:

Total Number of Shares of Restricted Stock:

Target Percentage:

Vesting Schedules:	Section 1 - Release from Forfeiture Restriction:

Subject to the “Excess Share Forfeiture Restriction” set forth below, the Shares shall vest and be released from the Forfeiture Restriction (as defined in Section 2.1 of the Agreement) as follows: (a) 40% of the Shares shall vest and be released from the Forfeiture Restriction on the date that is three months following the closing of the Spin-Off (or, if later, the date that is six months following the Grant Date, provided the Spin-Off has occurred prior to such date), (b) 30% of the Shares shall vest and be released from the Forfeiture Restriction on the date that is eighteen months following the Grant Date, and (c) 30% of the Shares shall vest and be released from the Forfeiture Restriction on the date that is twenty-four months following the Grant Date, in each case provided that Participant has not experienced a Termination of Service prior to each such vesting date.

In addition, and notwithstanding the foregoing, all of the Shares shall vest and be released from the Forfeiture Restriction upon the earliest to occur of (a) a Change in Control, (b) Participant’s death, (c) Participant’s Termination of Service by reason of Participant’s Disability, or (d) Participant’s Termination of Service by reason of discharge by the Company without Cause.

Section 2 - Release from Excess Share Forfeiture Restriction:

All of the Shares shall be subject to the Excess Share Forfeiture Restriction as of the Grant Date. The release of the Shares from the Excess Share Forfeiture Restriction shall be independent of the vesting and release of the Shares from the Forfeiture Restriction as provided above.

On the Measurement Date, the number of Shares, if any, by which (i) the total number of Shares issued pursuant to this Grant Notice plus all other shares of Common Stock held by Participant or his or her affiliate(s) exceeds (ii) (A) the Target Percentage multiplied by (B) the Company’s Fully Diluted Capitalization on such date shall be considered the “Excess Shares;” provided that, if Participant or Participant’s affiliate(s) sell, transfer or otherwise dispose of any equity in the Company prior to the Measurement Date, the number of Shares pursuant to clause (i) above shall be calculated as if such sale, transfer or other disposition had not occurred and as if Participant continued to own such shares. The Excess Shares shall be subject to forfeiture as provided in Section 2.2 of the Agreement pursuant to the “Excess Share Forfeiture Restriction” (as defined in Section 2.2 of the Agreement). Following the application of the Excess Share Forfeiture Restriction, the remaining Shares subject to this Grant Notice and the Agreement shall remain eligible to vest and be released from the Forfeiture Restriction thereafter as provided in Section 1 of the vesting schedule above, with such vesting to be calculated as if the Excess Shares had not been a part of this Award.

As used herein, “Fully Diluted Capitalization” shall mean the sum of the following, each of which shall be measured as of the Measurement Date: (i) the number of issued and outstanding shares of Common Stock (which, for purposes of this calculation, shall not include any Shares that are deemed “Excess Shares” under the Agreement or any similar agreement then in effect as to which “Excess Shares” will be determined as of the Measurement Date), plus (ii) the number of issued and outstanding shares of the Company’s preferred stock, on an as-converted to Common Stock basis.

As used herein, “Measurement Date” shall mean the earliest to occur of the following: (i) the date of the closing of the Spin-Off (and the Measurement Date for purposes of determining the Excess Shares, if any, as of the date of such Spin-Off shall be deemed to have occurred immediately following the closing of the Spin-Off), (ii) the date immediately prior to the pricing of a firm commitment underwriting of the Common Stock of the Company pursuant to a Registration Statement on Form S-1 filed with the Securities Exchange Commission under the Securities Act, (iii) a termination of Participant’s full-time employment with the Company for any reason, or (iv) the date of a Change in Control (and the Measurement Date for purposes of determining the Excess Shares, if any, as of the date of such Change in Control shall be deemed to have occurred immediately prior to the closing of such Change in Control).

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. Participant has reviewed the Plan, the Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement. Participant shall also execute and deliver to the Company the stock assignment duly endorsed in blank, attached to this Grant Notice as Exhibit B (the “Stock Assignment”). If Participant is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit C. As a condition to receipt of the Shares, Participant shall also sign a counterpart signature page to the LENSAR, Inc. Stockholders Agreement (the “Stockholders Agreement”) to the extent Participant is not already a party to such agreement.

LENSAR, INC.	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:	State of Residence:

EXHIBIT A

RESTRICTED STOCK AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of Shares indicated in the Grant Notice under the Plan. The terms, conditions and definitions set forth in the Plan shall apply to the Award (including but not limited to the adjustment provisions contained in Section 8 of the Plan), and the Award shall be subject to such terms, conditions and definitions, which are hereby incorporated into this Agreement by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

ARTICLE I.

GRANT OF RESTRICTED STOCK.

1.1 Grant of Restricted Stock. In consideration of Participant’s past and/or continued employment with or service to the Company or a parent or subsidiary of the Company and for other good and valuable consideration, which the Board has determined exceeds the par value per Share, effective as of the Grant Date set forth in the Grant Notice, the Company irrevocably grants to Participant the Shares set forth in the Grant Notice, upon the terms and conditions set forth in the this Agreement.

1.2 Issuance of Shares. On the Grant Date, the Company shall issue the Shares to Participant and shall (i) cause a share certificate or certificates representing the Shares to be registered in the name of Participant, or (ii) cause such Shares to be held in book entry form. If a share certificate is issued, it shall be delivered to and held in custody by the Company and shall bear the restrictive legends required by Section 3.4 below. If the Shares are held in book entry form, then such entry will reflect that the Shares are subject to the restrictions of this Agreement.

1.3 Rights as a Stockholder. Except as otherwise provided herein, upon issuance of the Shares by the Company to Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), Participant shall have all the rights of a stockholder with respect to said Shares, including the right to receive any cash or stock dividends or other distributions paid to or made with respect to the Shares, subject to the restrictions described in the following sentence, which restrictions shall lapse when the Unreleased Shares are released from the Forfeiture Restriction and/or the Excess Share Forfeiture Restriction as set forth in Article 2. Unless otherwise provided by the Board, if any dividends or distributions are paid in cash or shares, or consist of a dividend or distribution to holders of Common Stock of property, the cash, shares or other property paid or made with respect to Unreleased Shares will be retained in custody by the Company (without interest) (the “Retained Distributions”) and subject to the same forfeiture and transferability restrictions as the Unreleased Shares with respect to which they were paid or made and shall automatically be forfeited to the Company for no consideration in the event of the forfeiture of the Unreleased Shares with respect to which they were paid pursuant to the Forfeiture Restriction or the Excess Share Forfeiture Restriction. Any Retained Distributions held by the Company that were paid on those Unreleased Shares as to which the Forfeiture Restriction, Excess Share Forfeiture Restriction and transfer restrictions lapse or are removed shall also be released to Participant at the time of such lapse or removal. In no event shall a Retained Distribution be paid with respect to Unreleased Shares later than the end of the calendar year in which the corresponding dividends or distributions are paid to holders of Common Stock or, if later, the 15th day of the third month following the later of (i) the date the dividends or distributions are paid to holders of Common Stock and (ii) the date the Unreleased Shares with respect to which the Retained Distributions are paid vest. Participant shall enjoy rights as a stockholder until such time as Participant disposes of the Shares or the Company and/or its assignee(s) exercises the Right of First Refusal under the Plan. Upon such exercise, Participant shall have no further rights as a holder of the Shares except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Participant shall forthwith cause the certificate(s), if any issued, evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

ARTICLE II.

FORFEITURE RESTRICTIONS

2.1 Forfeiture Restrictions. Subject to the provisions of Section 2.3 below, in the event of Participant’s Termination of Service for any reason, all of the Shares which, from time to time, have not yet been released from the Forfeiture Restriction (other than any Shares that may be Excess Shares, which shall be subject to forfeiture under Section 2.2 below), shall thereupon be forfeited immediately and without any further action by the Company (the “Forfeiture Restriction”). Upon the occurrence of such forfeiture, the Company shall become the legal and beneficial owner of the Unreleased Shares (as defined below) so forfeited, and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unreleased Shares being forfeited by Participant.

2.2 Excess Share Forfeiture Restrictions. Subject to the provisions of Section 2.3 below, on the Measurement Date, the Excess Shares (as defined in the Grant Notice) shall thereupon be forfeited immediately and without any further action by the Company (the “Excess Share Forfeiture Restriction”). Upon the occurrence of such forfeiture, the Company shall become the legal and beneficial owner of the Unreleased Shares (as defined below) so forfeited, and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unreleased Shares being forfeited by Participant.

2.3 Release of Shares from Restrictions. Any Shares that have not yet been released from both the Forfeiture Restriction and the Excess Share Forfeiture Restriction, together with and any Retained Distributions paid thereon pursuant to Section 1.3 and held by the Company, are referred to herein as the “Unreleased Shares.” The Unreleased Shares shall be released from the Forfeiture Restriction and the Excess Share Forfeiture Restriction in accordance with the vesting schedules set forth in the Grant Notice. The Unreleased Shares shall be held by the Company in accordance with Section 3 until the Shares are forfeited as provided in Section 2.1 or Section 2.2(b), until such Unreleased Shares are fully released from both the Forfeiture Restriction and the Excess Share Forfeiture Restriction, or until such time as this Agreement no longer is in effect. Participant hereby authorizes and directs the Secretary of the Company, or such other person designated by the Board, to transfer the Unreleased Shares and/or the Excess Shares, as applicable, which have been forfeited pursuant to Section 2.1 or Section 2.2 from Participant to the Company. As soon as administratively practicable following the release of any Unreleased Shares from both the Forfeiture Restriction and the Excess Share Forfeiture Restriction, the Company shall, as applicable, either deliver to Participant the certificate or certificates representing such Shares in the Company’s possession belonging to Participant, or, if the Shares are held in book entry form, then the Company shall remove the notations on the book form. Participant (or the beneficiary or personal representative of Participant in the event of Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company or its representatives deem necessary or advisable in connection with any such delivery.

2.4 Escrow. To insure the availability for delivery of the Unreleased Shares in the event of the application of the Forfeiture Restriction, or the Excess Shares in the event of the application of the Excess Share Forfeiture Restriction, Participant appoints the Secretary of the Company, or such other person designated by the Board from time to time as escrow agent, as its attorney-in-fact to sell, assign and transfer unto the Company, such Unreleased Shares or Excess Shares, if any, forfeited pursuant to the Forfeiture

Restriction or the Excess Share Forfeiture Restriction, as applicable, together with any Retained Distributions paid thereon pursuant to Section 1.2 and held by the Company, and shall deliver and deposit with the Secretary of the Company, or such other person designated by the Board from time to time, the share certificate(s) representing the Shares, together with the Stock Assignment. The Unreleased Shares and Stock Assignment (and any Retained Distributions) shall be held by the Secretary, or such other person designated by the Board from time to time, in escrow, until the Unreleased Shares are forfeited as provided in Article 2, until such Unreleased Shares are fully released from both the Forfeiture Restriction and the Excess Share Forfeiture Restriction, as applicable, or until such time as this Agreement no longer is in effect. Upon release of the Unreleased Shares from both the Forfeiture Restriction and the Excess Share Forfeiture Restriction, the escrow agent shall as soon as reasonably practicable deliver to Participant the certificate or certificates representing such Shares in the escrow agent’s possession belonging to Participant, and the escrow agent shall be discharged of all further obligations hereunder. The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Unreleased Shares (or any Retained Distributions) in escrow and while acting in good faith and in the exercise of its judgment.

ARTICLE III.

RESTRICTIONS ON SHARES

3.1 Transferability. Except as otherwise permitted by the Board, the Unreleased Shares are subject to the restrictions on transfer in the Plan and may not be sold, assigned or transferred in any manner. Any attempted transfer or disposition of Unreleased Shares or related Retained Distributions prior to the time the Unreleased Shares are released form the Forfeiture Restriction and the Excess Share Forfeiture Restriction will be null and void. The Company will not be required to (i) transfer on its books any Unreleased Share that has been sold or otherwise transferred in violation of this Agreement or (ii) treat as owner of such Unreleased Share or accord the right to vote or pay dividends to any purchaser or other transferee to whom such Unreleased Share has been so transferred.

3.2 Right of First Refusal. Participant acknowledges that the Shares are subject to a Right of First Refusal pursuant to the Company’s Bylaws, a copy of which is available from the Secretary of the Company, and shall further be subject to the Right of First Refusal set forth in the Plan as if such provision were fully set forth herein.

3.3 Restrictions on Shares; Claw-Back Provisions. The Shares shall be subject to the provisions of Section 10.14 of the Plan as if such provision were fully set forth herein. Participant hereby agrees to execute such further instruments and to take such further action as the Company requests to carry out the purposes and intent of such section, including, without limitation, restrictions on the transferability of shares of Common Stock, the right of the Company to repurchase shares of Common Stock, the right of the Company to require that shares of Common Stock be transferred in the event of certain transactions, tag-along rights, bring-along rights, redemption and co-sale rights and voting requirements in accordance with such section.

3.4 Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Participant understands and agrees that the Company shall cause any certificates issued evidencing the Shares to have the legends set forth below or legends substantially equivalent thereto, together with any other legends that may be required by Applicable Laws:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO

TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO FORFEITURE AND/OR REPURCHASE PURSUANT TO, AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH, THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. SUCH FORFEITURE, REPURCHASE AND/OR TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b) Stop Transfer Orders. Participant agrees that, in order to ensure compliance with the restrictions referred to in this Agreement, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Impermissible Transfers Void. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred. Any transfer or attempted transfer of the Shares not in accordance with the terms of this Agreement shall be void.

ARTICLE IV.

TAXES

4.1 Tax Consequences of Award. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s receipt of, vesting in or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants or personal advisors Participant deems advisable in connection with the receipt of the Shares and that Participant is not relying on the Company for any tax or other advice. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s tax liability that may arise as a result of the transactions contemplated by this Agreement.

4.2 Section 83(b) Election for Unreleased Shares. Participant acknowledges that, unless an election is filed by Participant with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within thirty days of the Grant Date, electing pursuant to Section 83(b) of the Code (and similar state tax provisions if applicable) to be taxed currently on their Fair Market Value on the date of issuance, there will be a recognition of taxable income to Participant equal to the Fair Market Value of the Unreleased Shares at the time the restrictions thereon lapse. Participant represents that Participant has consulted any tax consultants or personal advisors Participant deems advisable in connection with the filing of the election under Section 83(b) of the Code and similar tax provisions.

PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(B) OF THE CODE, AND THE COMPANY AND ITS REPRESENTATIVES SHALL HAVE NO OBLIGATION OR AUTHORITY TO MAKE THIS FILING ON PARTICIPANT’S BEHALF.

4.3 Tax Withholding.

(a) The Company shall have the authority and the right to deduct or withhold, or require Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including Participant’s employment tax obligation) required by Applicable Law to be withheld with respect to any taxable event concerning Participant arising as a result of the grant or vesting of the Shares or otherwise under this Agreement, including, without limitation, the authority to deduct such amounts from other compensation payable to Participant by the Company.

(b) Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Shares, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Shares (the “Tax Withholding Obligation”).

(c) (i) Notwithstanding anything to the contrary contained in the Plan or this Section 4.3, unless the Company makes a Withhold to Cover Election (as described below), following the Public Trading Date, any Tax Withholding Obligation shall automatically, and without further action by Participant, be satisfied through a mandatory sale of Shares arranged by the Company and its designated broker (together with any other party the Company determines necessary to execute the transactions described herein, the “Agent”) on Participant’s behalf. In the event Participant’s Tax Withholding Obligation will be satisfied under this Section 4.3(c), then the Agent shall sell on Participant’s behalf such whole number of Shares subject to this Award as is required to generate cash proceeds sufficient to satisfy Participant’s Tax Withholding Obligation, plus all applicable fees and commissions or other costs due to, or required to be collected by, the Agent with respect to such sale (with such Tax Withholding to be calculated based on Participant’s Applicable Tax Withholding Rate (as defined below)) (a “Sell to Cover”).

(ii) Participant acknowledges that the instruction to the Agent to sell Shares pursuant to this Section 4.3(c) is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and to be interpreted to comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act (the “10b5-1 Arrangement”). Participant hereby appoints the Company as Participant’s agent and attorney-in-fact to instruct the Agent with respect to the number of Shares to be sold under this 10b5-1 Arrangement. Any Sell to Cover will be further subject to Section 10.18 of the Plan. Participant hereby acknowledges that the Agent is under no obligation to arrange for such sale at any particular price and that the proceeds of any such sale may not be sufficient to satisfy the Tax Withholding Obligation.

(iii) Participant acknowledges that it may not be possible to sell Shares during the term of this 10b5-1 Arrangement due to (A) a legal or contractual restriction applicable to Participant or to the Agent, (B) a market disruption, (C) rules governing order execution priority on the stock exchange on which the Shares are traded, (D) a sale effected pursuant to this 10b5-1 Arrangement that fails to comply (or in the reasonable opinion of counsel to the Company or the Agent is likely not to comply) with Rule 144 under the Securities Act or would result in a short-swing profit under Section 16 of the Exchange Act, or (E) the Company’s determination that sales may not be effected under this 10b5-1 Arrangement.

(iv) This 10b5-1 Arrangement shall terminate on the earliest of: (A) the date on which all Tax Withholding Obligations arising in connection with the Shares have been satisfied; (B)

forfeiture of the Shares pursuant to Article II; (C) the date of Participant’s death; or (D) as soon as practicable after (but in no event later than the end of the next business day following) the announcement of (1) a tender or exchange offer for shares of Common Stock by the Company or any other person, or (2) a merger, acquisition, recapitalization or comparable transaction as a result of which Common Stock is to be exchanged or converted into shares of another company.

(v) Participant represents that (A) Participant is not presently aware of any material nonpublic information about the Company or its securities; (B) Participant is entering into this Agreement and the 10b5-1 Arrangement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 or any other provision of any federal, state or foreign securities laws or regulations; (C) Participant shall have full responsibility for compliance with (1) any reporting requirements under Rule 144 under the Securities Act and Section 13 or 16 of the Exchange Act, (2) the short-swing profit recovery provisions under Section 16 of the Exchange Act, and (3) any federal, state or foreign securities laws or regulations concerning trading while aware of material nonpublic information; and (D) Participant is aware that in order for this 10b5-1 Arrangement to constitute an instruction pursuant to Rule 10b5-1(c), Participant must not alter or deviate from the terms of the instruction in this Section 4.3(c) (whether by changing the amount, price, or timing of any purchase or sale hereunder), exercise any subsequent discretion over the terms hereof or enter into or alter a corresponding or hedging transaction with respect to the Common Stock to be sold pursuant to this instruction or any securities convertible into or exchangeable for such Common Stock.

(vi) Participant acknowledges that this 10b5-1 Arrangement is subject to the terms of any policy adopted now or hereafter by the Company governing the adoption of 10b5-1 plans. Participant’s acceptance of the Award constitutes the Participant’s instruction and authorization to the Company and any Agent to complete the transactions described in this Section 4.3(c).

(d) Notwithstanding the foregoing, to the maximum extent permitted by Applicable Laws, for any date on which a Tax Withholding Obligation arises, the Company, upon approval of the Administrator, may elect to override the automatic Sell to Cover method described in Section 4.3(c) above or a commitment under a previously established Company-approved 10b5-1 plan, and to instead satisfy all or any portion of the Tax Withholding Obligation by retaining Shares from Participant with a fair market value equal to the Tax Withholding Obligation based on Participant’s Applicable Tax Withholding Rate (a “Withhold to Cover Election”). In the event Participant’s Tax Withholding Obligation will be satisfied pursuant to a Withhold to Cover Election, then the Company, upon approval of the Administrator, may elect (in lieu of simply retaining the Shares) to instruct the Agent to execute a Sell to Cover of such Shares on Participant’s behalf. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and the Agent to complete the transactions described in the previous sentence, as applicable. To the maximum extent permitted by law, the Company has the right to satisfy the Tax Withholding Obligation by making the Withhold to Cover Election, but shall be under no obligation to do so.

(e) For purposes of this Agreement, “Applicable Tax Withholding Rate” means2 (i) if Participant is subject to Section 16 of the Exchange Act, [the greater of (A)] Participant’s minimum applicable statutory tax withholding rate [or (B) with Participant’s consent,] the maximum individual tax withholding rate permitted under the rules of the applicable taxing authority for tax withholding attributable to the underlying transaction, or (ii) if Participant is not subject to Section 16 of the Exchange Act, Participant’s minimum applicable statutory tax withholding rates or such other higher rates approved by

[2]

NTD: Withholding rate (at statutory minimum or based on W-4, if higher) to be confirmed. For directors/consultants, if automatic Sell to Cover is desired, a fixed percentage will need to be inserted as tax withholding rates do not apply.

the Company; provided, however, that in no event shall Participant’s Tax Withholding Rate exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the Award under generally accepted accounting principles in the United States of America); provided, further, that the number of Shares withheld by the Company to satisfy the Tax Withholding Obligation shall be rounded up to the nearest whole Share to the extent rounding up to the nearest whole Share does not result in the liability classification of the applicable award under generally accepted accounting principles in the United States of America.

(f) The Company will determine the fair market value of the Shares for purposes of this Section 4.3 using such methodology as may be required by Applicable Laws or as appropriate for administrative reasons, which fair market value may not be the same as the price Participant receives for the Shares to be sold on Participant’s behalf pursuant to the Sell to Cover.

ARTICLE V.

PARTICIPANT REPRESENTATIONS

Participant hereby makes the following certifications and representations with respect to the Shares listed above:

(a) Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Participant is acquiring these Shares for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b) Participant acknowledges and understands that the Shares constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. Participant understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Shares. Participant understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under Applicable Laws.

(c) Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, ninety days thereafter (or such longer period as any market stand-off agreement may require) the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144.

(d) In the event that the Company does not qualify under Rule 701 at the time of issuance of the Shares, then the securities may be resold in certain limited circumstances subject to the provisions of Rule 144.

(e) Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and

701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption will be available in such event.

ARTICLE VI.

MISCELLANEOUS.

6.1 Adjustments. Participant acknowledges that the Restricted Shares are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

6.2 Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

6.3 Governing Law. The provisions of this Agreement, including the Shares, shall be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding choice-of-law principles of the law of any state that would require the application of the laws of a jurisdiction other than such state.

6.4 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

6.5 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

6.6 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

6.7 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Restricted Shares will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

6.8 Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. Participant hereby agrees to execute such further instruments and to take such further action as the Company requests to carry out the purposes and intent of this Agreement, including, without limitation, restrictions on the transferability of shares of Common Stock, the right of the Company to reacquire or repurchase shares of Common Stock, the right of the Company to require that shares of Common Stock be transferred in the event of certain transactions, tag-along rights, bring-along rights, redemption and co-sale rights and voting requirements in accordance with this Agreement.

5.8 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

5.9 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Award.

5.10 Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

5.11 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

EXHIBIT B

TO STOCK OPTION GRANT NOTICE

STOCK ASSIGNMENT

[See instructions below]

FOR VALUE RECEIVED I,                     , hereby sell, assign and transfer unto                      the shares of the Common Stock of LENSAR, Inc. registered in my name on the books of said corporation represented by Certificate No.          and do hereby irrevocably constitute and appoint                      to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Assignment Separate from Certificate may be used only in accordance with the Restricted Stock Grant Notice and Restricted Stock Agreement between LENSAR, Inc. and the undersigned dated [●], 2020.

Dated:                              ,

Signature:
Print Name:

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to enforce the Forfeiture Restriction and/or the Excess Share Forfeiture Restriction, as set forth in the Restricted Stock Grant Notice and Restricted Stock Agreement, without requiring additional signatures on the part of Participant.

B-1

EXHIBIT C

TO RESTRICTED STOCK GRANT NOTICE

CONSENT OF SPOUSE

I,                     , spouse of                     , have read and approve the foregoing Restricted Stock Grant Notice and Restricted Stock Agreement dated                     ,         , between my spouse and LENSAR, Inc. In consideration of issuing to my spouse the shares of the Common Stock of LENSAR, Inc. set forth in the Restricted Stock Grant Notice and Restricted Stock Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Restricted Stock Grant Notice and Restricted Stock Agreement and agree to be bound by the provisions of the Restricted Stock Grant Notice and Restricted Stock Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the Restricted Stock Grant Notice and Restricted Stock Agreement.

Dated: ,	Signature of Spouse:

FORM OF 83(B) ELECTION AND INSTRUCTIONS

These instructions are provided to assist you if you choose to make an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the shares of common stock of LENSAR, Inc. transferred to you. Please consult with your personal tax advisor as to whether an election of this nature will be in your best interests in light of your personal tax situation.

The executed original of the Section 83(b) election must be filed with the Internal Revenue Service not later than 30 days after the date the shares were transferred to you. There is no remedy for failure to file on time. The steps outlined below should be followed to ensure the election is mailed and filed correctly and in a timely manner. If you make the Section 83(b) election, the election is irrevocable.

Complete the Section 83(b) election form (attached as Attachment 1) and make four (4) copies of the signed election form. Your spouse, if any, should sign the Section 83(b) election form as well.

Prepare the cover letter to the Internal Revenue Service (sample letter attached as Attachment 2).

Send the cover letter with the originally executed Section 83(b) election form and one (1) copy via certified mail, return receipt requested to the Internal Revenue Service at the address of the Internal Revenue Service where you file your personal tax returns. We suggest that you have the package date-stamped at the post office. The post office will provide you with a certified receipt that includes a dated postmark. Enclose a self-addressed, stamped envelope so that the Internal Revenue Service may return a date-stamped copy to you. However, your postmarked receipt is your proof of having timely filed the Section 83(b) election if you do not receive confirmation from the Internal Revenue Service.

One (1) copy must be sent to LENSAR, Inc. for its records.

Retain the Internal Revenue Service file stamped copy (when returned) for your records.

Please consult your personal tax advisor for the address of the office of the Internal Revenue Service to which you should mail your election form.

A-2

ATTACHMENT 1

ELECTION UNDER INTERNAL REVENUE CODE SECTION 83(B)

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of shares (the “Shares”) of Common Stock of LENSAR, Inc., a Delaware corporation (the “Company”).

The name, address and taxpayer identification number of the undersigned taxpayer are:

SSN:

The name, address and taxpayer identification number of the Taxpayer’s spouse are (complete if applicable):

SSN:

Description of the property with respect to which the election is being made:

                     shares of Common Stock of the Company.

The date on which the property was transferred was [●], 2020. The taxable year to which this election relates is calendar year 2020.

Nature of restrictions to which the property is subject:

The Shares are subject to forfeiture upon the occurrence of certain events. This forfeiture restriction lapses based upon the continued performance of services by the taxpayer over time or upon performance conditions related to the issuer of the Shares.

The fair market value at the time of transfer (determined without regard to any lapse restrictions, as defined in Treasury Regulation Section 1.83-3(i)) of the Shares was $[●] per Share.

The amount paid by the taxpayer for the Shares was $[●] per share.

A copy of this statement has been furnished to the Company.

Dated:	Taxpayer Signature

The undersigned spouse of Taxpayer joins in this election. (Complete if applicable).

Dated:	Spouse’s Signature